HERE FOLLOWS A PRESENTATION PREPARED BY CANADIAN NATIONAL IN ASSOCIATION WITH ITS PROPOSED COMBINATION WITH BURLINGTON NORTHERN SANTA FE:



               Investors are urged to read the joint proxy statement/ circular/ prospectus related to the combination filed with the Securities and Exchange Commission on Form F-4, together with any amendments to it, because it contains important information. Investors can obtain this and any other documents filed with the Securities and Exchange Commission without charge at the internet web site of the Securities and Exchange Commission (http://www.sec.gov). In addition, any documents incorporated by Canadian National by reference in the joint proxy statement/ circular/prospectus are available without charge from Canadian National, as described on
               p.3 of the joint proxy statement/ circular/ prospectus.




                              CN-BNSF Combination
                              -------------------------------------------------
                              A Different Kind of Railroad



                              -------------------------------------------------

                         North American Railways, Inc.
-------------------------------------------------------------------------------

                              [GRAPHICS OMITTED]

[Graphics depict:

Route Map of Canadian National and Burlington Northern Sante Fe showing large cities served and eight key interchange points between the two rail networks (Vancouver, Emerson Junction, Duluth/Superior, Chicago, St. Louis, Memphis, Mobile and New Orleans).]

BNSF-CN Combined Statistics
---------------------------
Revenue:       U.S.$12.5 billion
Employees:     67,000
Route Miles:   50,000


                           An end-to-end combination
-------------------------------------------------------------------------------

Deal Overview
-------------------------------------------------------------------------------

Feature                                      Description
-------                                      -----------

The Business Combination      o    North American Railways, Inc. is formed by
                                   the combination of BNSF and CN
                              o    Both BNSF and CN will maintain their current
                                   regional operating and marketing focus
                              o    IT, Purchasing, and selected Marketing
                                   functions will be coordinated

No New Debt                   o    100% equity
                              o    Share exchange

Regulatory                    o    Complies with CN Commercialization Act
                              o    Subject to STB approval, expected 2001

Benefits
-------------------------------------------------------------------------------
[]   An extensive single-line service network
[]   New north-south single-line routes
[]   Reduced transit times and better reliability
[]   Unified information, enhanced tracking and tracing, simplified billing and rating
[]   New and greater efficiencies
[]   Low integration risk

Benefits:  Northern & Eastern Shippers
-------------------------------------------------------------------------------

                              [GRAPHICS OMITTED]

[Graphics depict:

Blank Map of North America upon which following bullet points illustrating new north-south single line routes were superimposed.]

o    B.C. and Western U.S. (I-5 corridor)
o    Western Canada to U.S. Southwest/Mexico
o    Eastern Canada to U.S. West and Mexico
o    Access to Four Mexican Gateways: El Paso, Eagle Pass, Laredo and
     Brownsville


                      New north-south single-line routes
-------------------------------------------------------------------------------

Benefits: Gulf Shippers
-------------------------------------------------------------------------------

                              [GRAPHICS OMITTED]

[Graphics depict:

Map extracts of West Coast, Midwest (including Ontario) and Gulf Coast. Map showed some of the largest cities in each region served by the combined rail network, including Los Angeles, San Francisco and Vancouver on the West Coast; Chicago, Detroit and Toronto in the Midwest; and Dallas, Houston and New Orleans on the Gulf Coast.]

New single-line service for Gulf shippers to Midwest and West Coast

Benefits: Midwest Shippers
-------------------------------------------------------------------------------

                              [GRAPHICS OMITTED]

[Graphics depict:

Map extracts of West Coast, Midwest and Texas/Mexico. Map showed some of the largest cities in each region and showed the four interchange points with Mexico.]

o First single-line service from Michigan and S.W. Ontario to Mexico and U.S. West

Benefits: Product Types
-------------------------------------------------------------------------------

Automotive     o    Single-line service between plants in Michigan and Southern
                    Ontario to U.S. Southwest, West Coast and Mexico

Chemicals      o    Connects Alberta, Gulf Coast and Sarnia production regions

               o    CN-IC Gulf producers gain single-line access to U.S. West
                    Coast

               o BNSF Gulf producers gain single-line access to U.S. Midwest and Canada

Intermodal     o    Single-line service between Eastern Canada, U.S. Midwest and
                    U.S. Southwest, West Coast

Gain           o    U.S. producers gain single-line access to the U.S. West
                    Coast

               o Western Canadian producers gain single-line access to major U.S. consumption markets

High Quality Service
-------------------------------------------------------------------------------

[]   More direct and efficient routes will reduce transit time

[]   Combined system will eliminate interchanges and by-pass congested areas

[]   Service-intensive operating plan will guide both companies

[] Improved ease of doing business through unified information on ordering, tracking, and billing

Efficiencies
-------------------------------------------------------------------------------

[] Reduced locomotive, car, and transportation costs by leveraging best practices and increasing traffic

[] Reduced purchasing costs as companies leverage combined buying power and rationalize supply chains

[] Economies of scale in selected G&A activities, IT, and some back office functions


                   Shippers will benefit from a stronger and
                           more competitive carrier

Low Risk
-------------------------------------------------------------------------------

                                  Key Factors
-------------------------------------------------------------------------------

[]   End-to-end combination

[]   Same operating and computer systems

[]   Best current service records

[]   Best merger records

[]   Strong management team

[]   Unique structure preserves each company's customer focus and operations

Organization Structure
-------------------------------------------------------------------------------


                                     Board
                               R. Krebs, Chairman

                                o  6 CN
                                o  6 BNSF
                                o  3 New

                                      CEO
                                  P. Tellier

                    CEO                            o Strategic direction
                  T. Hund                          o Operating philosophy

                                      COO
                                  H. Harrison

BNS President          Shared                     Selected
    M. Rose           Services                 Marketing/Sales     CN President
                                                 Activities

                      Consolidate              Single point of
Few changes to         duplicate             customer contact--   Few changes to
  Operations          back office               easier to do         Operations
                       services                business with

             Limits integration risk and maintains customer focus
             ----------------------------------------------------

A Different Combination
-------------------------------------------------------------------------------

                                             What North Amican Railways, Inc.
What North American Railways, Inc. is...                is NOT...
----------------------------------------   -------------------------------------

[]   Two efficient, service- oriented      []  Not absorbing a weak player
     railroads

[]   Pro-Service/Pro-Competition           []  Not eliminating a parallel competitor

[]   End-to-end combination                []  Not splitting an existing railroad

[]   Same systems platform                 []  Not an IT changeover

[]   Preserving management, customer       []  Not significantly restructuring
     focus and culture                         operations or reducing key personnel